News Release

General Metals Announces Closing of Unit Private Placement and Commencement Of Phase 1 Drilling

Reno, NV, April 23, 2007 - General Metals Corporation (the “Company”) (OTCBB: GNLM) announced that on April 23, 2007 it completed a private placement of 1,060,000 units to three investors for total proceeds of $265,000. Each Unit consists of two common shares in the capital of the Company and one common share purchase warrant (each, a “Warrant”) subject to adjustment. Each Warrant shall be non-transferable and shall entitle the holder thereof to purchase one share of common stock in the capital of the Company (each, a “Warrant Share”), as presently constituted, for a period of twelve months commencing from the effective date of a registration statement pertaining to the Warrant Shares, at a price per Warrant Share of US$0.125. The proceeds of the private placement will be used for general corporate purposes.

The Company also paid a commission equal to 10% of the total proceeds in cash and issued warrants (the “Agent’s Warrants”) to Canaccord Capital Corporation, as placement agent, for the purchase of up to 106,000 shares of common stock of the Company at an exercise price of $0.125 per share, exercisable for a period of twelve months commencing from the effective date of a registration statement pertaining to the Agent’s Warrants.

The securities offered in the private placement to the investors and the placement agent were not registered under the Securities Act of 1933 as amended (the “Act”), and may not be offered or sold in the United States absent registration, or an applicable exemption from registration, under the Act.

The proceeds will enable the Company to start the first portion of the Phase 1 drilling program on the Independence Shallow Target at its Independence Mine in Battle Mountain, Nevada. This first program is designed to identify a resource of mineralized material in the zone that would be the start of the planned shallow mining production slated for later this year. Phase 1 budget is $1,350,000 and as more funds are made available for drilling, additional areas are targeted to be brought into the resource category. The Target for Phase 1 is 235,000 oz. gold and 2,500,000 oz. silver which is proposed to be mined and loaded onto a cyanide heap leach to be developed by the Company.

Notice Regarding Forward Looking Statements

This news release contains "forward-looking statements", as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, that the Company intends to proceed with Phase 1 drilling at its Independence Mine in Nevada later this year, the budget for the Phase 1 drilling program, that an estimated 235,000 ounces of gold and 2,500,000 ounces of silver are contained in the mineralized material in the “Shallow Target”, and is proposed to be mined and loaded onto a cyanide heap leach pad.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with mineral exploration. We are not in control of metals prices and these could vary to make development uneconomic. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to

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update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-KSB for the 2004 fiscal year, our quarterly reports on Form 10-QSB and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Contact:

Steve Parent, CEO

General Metals Corporation

generalmetals@hotmail.com

775.686.6078 office

775.721.6428 cell

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